Exhibit 99.1

Escalera Resources Suspends Series A Cumulative Preferred Stock Dividend to Preserve Capital

FOR IMMEDIATE RELEASE

Denver,  Colorado and Houston, Texas (March 9, 2015) -  Escalera Resources Co. (NASDAQ: ESCR) announced today that it would not declare the quarterly dividend for the quarter ending March 31, 2015 on its 9.25% Series A Cumulative Preferred Stock (“Series A Preferred Stock”) in order to preserve its cash resources. Payment of future dividends on the Series A Preferred Stock will be determined by the Company’s Board of Directors.

Under the terms of the Series A Preferred Stock, the dividend for the quarter ending March 31, 2015, and any future unpaid dividends, will accumulate. If the Company does not pay dividends on its Series A Preferred Stock for six quarterly periods (whether consecutive or non-consecutive), the dividend rate will increase to 12.0% per annum and the holders of the Series A Preferred Stock will have the right to elect two additional directors to serve on the Company’s Board of Directors until all accumulated accrued and unpaid dividends are paid in full.

The Series A Preferred Stock was issued on July 5, 2007 and trades on the NASDAQ Capital Market under the symbol “ESCRP.”

About Escalera Resources Co.

Escalera Resources Co. (“Escalera”) is headquartered in Denver, CO, with executive offices in Houston, TX and a regional office in Casper, WY. Escalera explores, develops and transports natural gas in the U.S.  Escalera is seeking strategic acquisitions of abundant, low cost natural gas assets that are currently undervalued or underutilized; and identifying alternative ways to enhance the value of its dry natural gas reserves.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken occur or be achieved. The forward-looking statements include statements about future operations, estimates of reserve and production volumes. Forward-looking statements are based on current expectations and assumptions and analyses made by the Company in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform with expectations is subject to a number of risks and uncertainties, including but not limited to: fluctuations in oil and gas prices; the risks of the oil and gas industry (for example, operational risks in drilling and exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits); the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather; inability of management to execute its plans to meet its goals, shortages of drilling equipment, field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change. The Company’s annual report on Form 10-K for the year ended December 31, 2013, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other Securities and Exchange Commission filings discuss some of the important risk factors identified that may affect its business, results of operations, and financial condition. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

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Company Contact:

Adam Fenster

Chief Financial Officer

(303)  794-8445

www.escaleraresources.com